SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2015

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

9225 Katy Freeway, Suite 100 Houston, Texas 77024
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On June 5, 2015, Saratoga Resources, Inc., along with its subsidiaries, Lobo Operating, Inc., Lobo Resources, Inc., Harvest Oil & Gas, LLC and The Harvest Group, LLC (collectively, the “Company”) entered into amendments (the “Fifth Amendments”) to the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement, each as amended March 2, 2015, March 16, 2015, April 30, 2015 and May 18, 2015, previously disclosed under Forms 8-K dated January 30, 2015,  March 16, 2015 and May 15, 2015.

Pursuant to the Fifth Amendments, the forbearance period under the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement was extended until June 12, 2015.

The description of the Fifth Amendments contained in this Item 1.01 is qualified in its entirety by the full text of those documents, copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2 and are hereby incorporated by reference into this Item 1.01.  Readers are directed to the Company’s Forms 8-K dated January 30, 2015, March 16, 2015 and May 18, 2015 with regard to the background and terms of the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Fifth Amendment to Forbearance Agreement to First Lien Indenture, dated June 4, 2015

10.2

Fifth Amendment to Forbearance Agreement to Second Lien Indenture, dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: June 8, 2015	By:	/s/ Andrew C. Clifford
Andrew C. Clifford
President

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